Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2006 and

For the Three Months Ended March 31, 2006 and 2005

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	March 31, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$13,036	(368)	12,668
Interest-bearing bank balances	872	691	1,563
Federal funds sold and securities purchased under resale agreements	6,978	11,829	18,807

Total cash and cash equivalents	20,886	12,152	33,038

Trading account assets	29,216	10,169	39,385
Securities	112,487	6,331	118,818
Loans, net of unearned income	276,807	4,125	280,932
Allowance for loan losses	(2,950)	(86)	(3,036)

Loans, net	273,857	4,039	277,896
Loans held for sale	7,742	117	7,859
Premises and equipment	3,865	1,329	5,194
Due from customers on acceptances	968	—	968
Goodwill	21,267	2,176	23,443
Other intangible assets	2,422	(899)	1,523
Other assets	23,856	9,862	33,718

Total assets	$496,566	45,276	541,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	68,494	(1,129)	67,365
Interest-bearing deposits	270,654	(9,455)	261,199

Total deposits	339,148	(10,584)	328,564
Short-term borrowings	35,168	20,222	55,390
Bank acceptances outstanding	985	—	985
Trading account liabilities	13,322	4,524	17,846
Other liabilities	10,835	5,235	16,070
Long-term debt	43,722	26,496	70,218

Total liabilities	443,180	45,893	489,073

Minority interest in net assets of consolidated subsidiaries	1,801	1,179	2,980

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,907	5,362
Paid-in capital	37,243	(2,952)	34,291
Retained earnings	15,341	(3,617)	11,724
Accumulated other comprehensive income, net	(1,454)	(134)	(1,588)

Total stockholders’ equity	51,585	(1,796)	49,789

Total liabilities and stockholders’ equity	$496,566	45,276	541,842

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$4,382	(61)	4,321
Interest and dividends on securities	1,494	71	1,565
Trading account interest	214	111	325
Other interest income	107	389	496

Total interest income	6,197	510	6,707

INTEREST EXPENSE
Interest on deposits	1,873	(94)	1,779
Interest on borrowings	894	544	1,438

Total interest expense	2,767	450	3,217

Net interest income	3,430	60	3,490
Provision for credit losses	89	(28)	61

Net interest income after provision for credit losses	3,341	88	3,429

FEE AND OTHER INCOME
Service charges and fees	646	356	1,002
Commissions	174	465	639
Fiduciary and asset management fees	142	603	745
Principal investing	—	103	103
Other income	1,146	(118)	1,028

Total fee and other income	2,108	1,409	3,517

NONINTEREST EXPENSE
Salaries and employee benefits	1,493	1,204	2,697
Occupancy and equipment	447	108	555
Other intangible amortization	83	9	92
Sundry expense	1,195	(300)	895

Total noninterest expense	3,218	1,021	4,239

Minority interest in income of consolidated subsidiaries	—	95	95

Income before income taxes	2,231	381	2,612
Income taxes	737	147	884

Net income	$1,494	234	1,728

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$3,310	(136)	3,174
Interest and dividends on securities	1,387	39	1,426
Trading account interest	204	174	378
Other interest income	131	344	475

Total interest income	5,032	421	5,453

INTEREST EXPENSE
Interest on deposits	1,106	(56)	1,050
Interest on borrowings	621	369	990

Total interest expense	1,727	313	2,040

Net interest income	3,305	108	3,413
Provision for credit losses	17	19	36

Net interest income after provision for credit losses	3,288	89	3,377

FEE AND OTHER INCOME
Service charges and fees	570	294	864
Commissions	263	336	599
Fiduciary and asset management fees	195	519	714
Principal investing	(13)	72	59
Other income	733	26	759

Total fee and other income	1,748	1,247	2,995

NONINTEREST EXPENSE
Salaries and employee benefits	1,348	1,053	2,401
Occupancy and equipment	417	98	515
Other intangible amortization	108	7	115
Sundry expense	891	(50)	841

Total noninterest expense	2,764	1,108	3,872

Minority interest in income of consolidated subsidiaries	—	64	64

Income before income taxes	2,272	164	2,436
Income taxes	746	69	815

Net income	$1,526	95	1,621

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated

COMMON STOCK
Balance, December 31, 2005	$455	4,734	5,189
Purchases of common stock	—	(128)	(128)
Common stock issued for Stock options and restricted stock	—	44	44
Acquisitions	—	257	257

Balance, March 31, 2006	455	4,907	5,362

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	(3,432)	31,172
Purchases of common stock	—	(784)	(784)
Common stock issued for Stock options and restricted stock	—	411	411
Acquisitions	2,639	972	3,611
Deferred compensation, net	—	(119)	(119)

Balance, March 31, 2006	37,243	(2,952)	34,291

RETAINED EARNINGS
Balance, December 31, 2005	12,974	(1,001)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	41
Purchases of common stock	—	(1,196)	(1,196)
Net income	1,494	234	1,728
Acquisitions	832	(832)	—
Cash dividends	—	(822)	(822)

Balance, March 31, 2006	15,341	(3,617)	11,724

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	(114)	(773)
Net unrealized loss on debt and equity securities and on derivative financial instruments	(795)	(20)	(815)

Balance, March 31, 2006	(1,454)	(134)	(1,588)

Total stockholders’ equity, March 31, 2006	$51,585	(1,796)	49,789

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,839	5,294
Purchases of common stock	—	(68)	(68)
Common stock issued for
Stock options and restricted stock	—	29	29

Balance, March 31, 2005	455	4,800	5,255

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,906	31,120
Purchases of common stock	—	(278)	(278)
Common stock issued for
Stock options and restricted stock	—	263	263
Acquisitions	12,900	(12,900)	—
Excess capital returned to Parent Company	(750)	750	—
Deferred compensation, net	—	(129)	(129)

Balance, March 31, 2005	36,364	(5,388)	30,976

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Net income	1,526	95	1,621
Purchases of common stock
Stock options and restricted stock	—	(753)	(753)
Acquisitions	967	(967)	—
Cash dividends	—	(727)	(727)

Balance, March 31, 2005	9,965	354	10,319

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Net unrealized loss on debt and equity securities and on derivative financial instruments	(779)	(29)	(808)

Balance, March 31, 2005	(1)	(82)	(83)

Total stockholders’ equity, March 31, 2005	$46,783	(316)	46,467

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,494	234	1,728
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	5	—	5
Provision for credit losses	89	(28)	61
Gain on securitization transactions	(25)	(22)	(47)
Gain on sale of mortgage servicing rights	(6)	—	(6)
Securities losses	48	—	48
Depreciation and other amortization	242	181	423
Trading account assets, net	2,256	1,063	3,319
Loss on sales of premises and equipment	9	1	10
Loans held for sale, net	(1,578)	56	(1,522)
Other assets, net	2,277	(1,405)	872
Trading account liabilities, net	682	(434)	248
Other liabilities, net	(16)	478	462

Net cash provided by operating activities	5,477	124	5,601

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	9,554	317	9,871
Maturities of securities	4,492	349	4,841
Purchases of securities	(16,776)	(462)	(17,238)
Origination of loans, net	(8,350)	16	(8,334)
Sales of premises and equipment	35	22	57
Purchases of premises and equipment	(281)	(176)	(457)
Goodwill and other intangible assets	(1,818)	1,782	(36)
Purchase of bank-owned separate account life insurance	(267)	—	(267)
Cash equivalents acquired, net of purchases of banking organizations	1,131	(149)	982

Net cash provided (used) by investing activities	(12,280)	1,699	(10,581)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	2,889	(1,460)	1,429
Securities sold under repurchase agreements and other short-term borrowings, net	(3,025)	(3,538)	(6,563)
Issuances of long-term debt	6,638	4,174	10,812
Payments of long-term debt	(1,880)	(658)	(2,538)
Issuances of common stock, net	—	183	183
Purchases of common stock	—	(2,108)	(2,108)
Cash dividends paid	—	(822)	(822)

Net cash provided (used) by financing activities	4,622	(4,229)	393

Decrease in cash and cash equivalents	(2,181)	(2,406)	(4,587)
Cash and cash equivalents, beginning of year	23,067	14,558	37,625

Cash and cash equivalents, end of period	$20,886	12,152	33,038

NONCASH ITEMS
Transfer to securities from loans held for sale	$13	—	13
Transfer to loans from loans held for sale	70	—	70
Cumulative effect of an accounting change, net of income taxes	41	—	41
Issuance of common stock for purchase accounting merger	$3,471	397	3,868

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,526	95	1,621
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	53	1	54
Provision for credit losses	17	19	36
Securitization transactions	(10)	(8)	(18)
Gain on sale of mortgage servicing rights	(6)	—	(6)
Securities transactions	27	(25)	2
Depreciation and other amortization	257	110	367
Trading account assets, net	(1,881)	664	(1,217)
Loss on sales of premises and equipment	—	52	52
Loans held for sale, net	(595)	(7)	(602)
Other assets, net	133	227	360
Trading account liabilities, net	(319)	1,028	709
Other liabilities, net	1,102	(1,529)	(427)

Net cash provided by operating activities	304	627	931

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	12,209	188	12,397
Maturities of securities	6,523	3,437	9,960
Purchases of securities	(25,846)	(3,954)	(29,800)
Origination of loans, net	(2,175)	(1,877)	(4,052)
Sales of premises and equipment	7	14	21
Purchases of premises and equipment	(190)	(47)	(237)
Goodwill and other intangible assets	(121)	50	(71)
Purchase of bank-owned separate account life insurance	(1,538)	—	(1,538)
Cash equivalents acquired, net of purchases of banking organizations	3,450	(3,450)	—

Net cash used by investing activities	(7,681)	(5,639)	(13,320)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	1,371	1,233	2,604
Securities sold under repurchase agreements and other short-term borrowings, net	2,513	7,482	9,995
Issuances of long-term debt	1,185	1,656	2,841
Payments of long-term debt	(941)	(727)	(1,668)
Issuances of common stock, net	—	79	79
Purchases of common stock	—	(1,099)	(1,099)
Excess capital returned to Parent Company	(750)	750	—
Cash dividends paid	—	(727)	(727)

Net cash provided by financing activities	3,378	8,647	12,025

Increase (decrease) in cash and cash equivalents	(3,999)	3,635	(364)
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of period	$20,938	17,289	38,227

NONCASH ITEMS
Transfer to loans held for sale from loans	$583	—	583